    As filed with the Securities and Exchange Commission on February 15, 2002

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TEPPCO PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              76-0291058
(State or other jurisdiction of                              (I.R.S Employer
incorporation or organization)                              Identification No.)

     2929 ALLEN PARKWAY
       P.O. BOX 2521
       HOUSTON, TEXAS                                            77252-2521
   (Address of Principal                                         (Zip Code)
     Executive Offices)

                          1994 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  JAMES C. RUTH
                               2929 ALLEN PARKWAY
                                  P.O. BOX 2521
                            HOUSTON, TEXAS 77252-2521
                     (Name and address of agent for service)

                                 (713) 759-3636
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                            ATTENTION: JOHN A. WATSON


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 TITLE OF SECURITIES TO                                  PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
    BE REGISTERED          AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE(1)  AGGREGATE OFFERING PRICE(1) REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Limited Partnership Units     186,904 Units (2)               $30.635                 $5,725,804.04             $526.77
=============================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Units as reported by the New York Stock Exchange on February 14, 2002.

(2) Includes an indeterminable number of Units issuable as a result of the anti-dilution provisions of the 1994 Long Term Incentive Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        a. The following documents are hereby incorporated by reference in this Registration Statement:

        1.       Annual Report on Form 10-K for the fiscal year ended
                 December 31, 2000 of TEPPCO Partners, L.P., a Delaware limited partnership (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") on March 9, 2001.

        2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, of the Registrant filed with the Commission on May 9, 2001.

        3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, of the Registrant filed with the Commission on August 10, 2001.

        4. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, of the Registrant filed with the Commission on November 8, 2001.

        5. Current Report on Form 8-K of the Registrant filed with the Commission on January 24, 2001.

        6. Current Report on Form 8-K of the Registrant filed with the Commission on February 5, 2001.

        7. Current Report on Form 8-K of the Registrant filed with the Commission on April 23, 2001.

        8. Current Report on Form 8-K of the Registrant filed with the Commission on May 9, 2001.

        9. Current Report on Form 8-K of the Registrant filed with the Commission on July 27, 2001.

       10. Current Report on Form 8-K of the Registrant filed with the Commission on October 15, 2001.

       11. Amended Current Report on Form 8-K/A of the Registrant filed with the Commission on November 9, 2001.

       12. Amended Current Report on Form 8-K/A of the Registrant filed with the Commission on November 13, 2001.

       13. Current Report on Form 8-K of the Registrant filed with the Commission on November 19, 2001.

       14. Current Report on Form 8-K of the Registrant filed with the Commission on November 30, 2001.

       15. Current Report on Form 8-K of the Registrant filed with the Commission on January 14, 2002.

       16. Current Report on Form 8-K of the Registrant filed with the Commission on January 28, 2002.

       17. Current Report on Form 8-K of the Registrant filed with the Commission on February 8, 2002.

       18. The description of the limited partnership units contained in the Registration Statement on Form 8-A (Registration No. 001 10403), of the Registrant initially filed with the Commission on December 6, 1989, and any subsequent amendment thereto filed for the purpose of updating such description.

       19. The combined financial statements of ARCO Pipe Line Company's APL Business and the financial statements of Seaway Crude Pipeline Company included in the Registrant's Amended Current Report on Form 8-K/A filed with the Commission on October 3, 2000.

        b. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.         DESCRIPTION OF SECURITIES

                Not Applicable.


ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                Not Applicable.


ITEM 6.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

                The partnership agreements of the Registrant and its subsidiary partnerships provide that they will, to the fullest extent permitted by law, indemnify and advance expenses to the general partner, any Departing Partner (as defined therein), any person who is or was an affiliate of the general partner or any Departing Partner, any person who is or was an officer, director, employee, partner, agent or trustee of the general partner or any Departing Partner or any affiliate of the general partner or any Departing Partner, or any person who is or was serving at the request of the general partner or any affiliate of the general partner or any Departing Partner or any affiliate of any Departing Partner as an officer, director, employee, partner, agent or trustee of another person ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as the general partner, Departing Partner or an affiliate of either, an officer, director, employee, partner, agent or trustee of the general partner, any Departing Partner or affiliate of either or a person serving at the request of the Registrant in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each Indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the Registrant. The Registrant is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the Registrant's activities, whether or not the Registrant would have the power to indemnify such person against such liabilities under the provisions described above.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.


ITEM 8.           EXHIBITS.

                  *5.1     --     Opinion of Fulbright & Jaworski L.L.P.

                  10.1     --     Texas Eastern Products Pipeline Company 1994
                                  Long Term Incentive Plan executed on March 8,
                                  1994 (Filed as Exhibit 10.1 to Form 10-Q of
                                  TEPPCO Partners, L.P. (Commission File No.
                                  1-10403) for the quarter ended March 31, 1994 and incorporated herein by reference).

                  10.2     --     Texas Eastern Products Pipeline Company 1994
                                  Long Term Incentive Plan, Amendment 1,
                                  effective January 16, 1995 (Filed as
                                  Exhibit 10.12 to Form 10-Q of TEPPCO
                                  Partners, L.P. (Commission File No. 1-10403) for the quarter ended June 30, 1995 and incorporated herein by reference).

                 *23.1     --     Consent of KPMG LLP.

                 *23.2     --     Consent of Fulbright & Jaworski L.L.P.
                                  (included in Exhibit 5.1).

                 *24.1     --     Powers of Attorney (contained on page II-5).

* filed herewith

ITEM 9.           UNDERTAKINGS.

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of February, 2002.

                               TEPPCO Partners, L.P.

                               By: Texas Eastern Products Pipeline Company, LLC,
                                      as General Partner

                               By:  /s/ CHARLES H. LEONARD
                                  ----------------------------------------------
                                    Charles H. Leonard
                                    Senior Vice President, Chief Financial
                                      Officer and Treasurer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles H. Leonard and James C. Ruth and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                                    Title                                        Date
         ---------                                    -----                                        ----
/s/ WILLIAM L. THACKER             Chairman of the Board and Chief Executive Officer of        February 14, 2002
-------------------------------      Texas Eastern Products Pipeline Company, LLC
William L. Thacker

/s/ BARRY R. PEARL                 President and Chief Operating Officer of Texas Eastern      February 14, 2002
-------------------------------      Products Pipeline Company, LLC
Barry R. Pearl


/s/ CHARLES H. LEONARD             Senior Vice President, Chief Financial Officer and          February 14, 2002
-------------------------------      Treasurer of Texas Eastern Products Pipeline Company,
Charles H. Leonard                   LLC (Principal Accounting and Financial Officer)


/s/ JIM W. MOGG                    Vice Chairman of the Board and Director of Texas Eastern    February 14, 2002
-------------------------------      Products Pipeline Company, LLC
Jim W. Mogg


/s/ MILTON CARROLL                 Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
Milton Carroll


/s/ CARL D. CLAY                   Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
Carl D. Clay


/s/ DERRILL CODY                   Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
Derrill Cody

                                      II-5


                     Signature                                          Title                       Date
                     ---------                                          -----                       ----

/s/ JOHN P. DESBARRES              Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
John P. DesBarres


/s/ FRED J. FOWLER                 Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
Fred J. Fowler


/s/ MARK A. BORER                  Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
Mark A. Borer


/s/ WILLIAM W. SLAUGHTER           Director of Texas Eastern Products Pipeline                 February 14, 2002
-------------------------------      Company, LLC
William W. Slaughter

                                 EXHIBIT INDEX


      EXHIBIT NUMBER                                       DESCRIPTION

           *5.1            Opinion of Fulbright & Jaworski L.L.P.

           10.1            Texas Eastern Products Pipeline Company 1994
                           Long Term Incentive Plan executed on March 8, 1994
                           (Filed as Exhibit 10.1 to Form 10-Q of TEPPCO
                           Partners, L.P. (Commission File No. 1-10403) for the quarter ended March 31, 1994 and incorporated herein by reference).

           10.2            Texas Eastern Products Pipeline Company 1994
                           Long Term Incentive Plan, Amendment 1, effective
                           January 16, 1995 (Filed as Exhibit 10.12 to Form 10-Q of TEPPCO Partners, L.P. (Commission File No.
                           1-10403) for the quarter ended June 30, 1995 and incorporated herein by reference).

          *23.1            Consent of KPMG LLP.

          *23.2            Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

          *24.1            Powers of Attorney (contained on page II-5).

* filed herewith